Exhibit 10.1

                           ASSIGNMENT AND BILL OF SALE

THE STATE OF TEXAS

COUNTY OF GARZA

     This Assignment and Bill of Sale, effective as of May 1, 2011 ("Effective Date"), is by and between PRONTO LIMITED, a Texas limited partnership, whose address is P.O. Box 7, Post, TX 79356, as "Assignor" and BARON ENERGY, INC., a Nevada corporation, whose address is 392 W. Mill St., New Braunfels, TX 78130, hereinafter referred to as "Assignee."

                                   WITNESSETH:

     For valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor hereby grants, sells, conveys, assigns and transfers to Assignee, effective as of the Effective Date, the following:

     (a) The interests of the Assignor in the oil and gas leases and agreements described in Exhibit "A" attached hereto and incorporated herein by reference;

     (b) The Assignor's right, title, and interest in and under, or derived from, all presently existing contracts, agreements, and instruments to the extent they relate to the interest described in Exhibit "A," including, but not limited to, operating agreements, unitization agreements, communitization and pooling agreements, agreements for the sale or purchase of oil, gas, casinghead gas or CO2, and gas processing agreements all of which are hereinafter collectively referred to as "Existing Contracts");

     (c) The Assignor's right, title, and interest in and to all real and personal property, fixtures, appurtenances, easements, licenses, approvals, or authorizations and permits to the extent they directly relate to the interests described in Exhibit "A," including all wells, associated equipment, surface rights, and lease and unit owned facilities;

     (d) The Assignor's right, title, and interest in and to the oil, gas of any kind and nature, other hydrocarbons and other minerals in, on, and produced from or allocated to the leasehold interest sold to Assignee from and after the Effective Date hereof.

     All of the property and contract rights, titles, and interests described above are hereinafter collectively called the "Purchased Properties."

     TO HAVE AND TO HOLD the said Purchased Properties unto Assignee, its successors and assigns, forever subject to the terms, reservations, and conditions contained herein.

     All of the Purchased Properties, whether real or personal, are conveyed subject to a Special Warranty of Title, that the Purchased Properties are free and clear of and from any lien, claim, mortgage, or other encumbrance, whether similar or dissimilar, by any person claiming by, through, or under Assignor, and not otherwise.

     Assignor also hereby grants and transfers to Assignee, its successors and assigns, the benefit of the right to enforce the covenants and warranties, if any, which Assignor is entitled to enforce with respect to the Purchased Properties against Assignor's predecessors in title.

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     By acceptance of this Assignment, on and after the Effective Date Assignee assumes and agrees to pay, perform, and discharge all of Assignor's responsibilities, liabilities, and obligations related to the environmental condition of the Purchased Properties.

     Assignee hereby assumes and agrees to perform all duties and obligations of the Assignor, present, past, and future, applicable to the operations or prescribed in the leases and Existing Contracts covered hereby.

     Assignee agrees to defend, indemnify, and hold harmless Assignor from and against all losses, costs, claims, demands, suits, liability, and expenses with respect to the Purchased Properties which arise out of or relate to Assignee's ownership and/or operation of such properties, or which in any manner relates to the condition of the premises and equipment with regard to any event or occurrence occurring after the Effective Date.

     EXECUTED by Assignor and Assignee on the dates shown below.

                                 ASSIGNOR

                                 PRONTO LIMITED
                                 By: Go International, Inc., its General Partner


Date: 5/3/2011                   By: /s/ W. J. Collier
                                    --------------------------------------------
                                 Name:  W.J. Collier
                                 Title: President - Go International, Inc.


STATE OF TEXAS

COUNTY OF MIDLAND

     This instrument was acknowledged before me on the 3rd day of May, 2011, by and between W.J. Collier , President of Go International, Inc., a Texas corporation, in its capacity as General Partner of Pronto Limited, a Texas limited partnership, on behalf of said corporation acting in such capacity.


                                                          /s/ Ginny McCarty
                                                   Notary Public, State of Texas

                                 ASSIGNEE

                                 BARON ENERGY, INC.


Date: 5/4/2011                   By: /s/ Ronnie Steinocher
                                    --------------------------------------------
                                 Name: Ronnie L. Steinocher, President and CEO

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STATE OF TEXAS

COUNTY OF COMAL

     The foregoing instrument was acknowledged before me on the 4th day of May 2011, by Ronnie L. Steinocher, President of Baron Energy, Inc., a Nevada corporation, on behalf of said corporation


                                                          /s/ Sue B. Blair
                                                   Notary Public, State of Texas


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                                   EXHIBIT "A"
        ATTACHED TO AND MADE A PART OF ASSIGNMENT AND BILL OF SALE DATED ________________________, 2011 BETWEEN PRONTO LIMITED AND BARON ENERGY, INC.

KIRKPATRICK 69 LEASE:

LANDS:
     BEING the NE/4 of Section 69, Block 5, G. H. & H. RR Co. Survey, Abstract 37, Garza County, Texas, limited in depth from the surface down to 8,340 feet beneath the surface of the earth as to the N/2 of the NE/4 of Section 69 and from the surface down to 8,306 feet beneath the surface of the earth as to the S/2 of the NE/4 of Section 69, but in no event below the base of the Ellenburger Formation.

     The following-described Oil, Gas and Mineral Lease, Modification of Oil, Gas and Mineral Lease, and Ratification and Amendment of Oil, Gas and Mineral Lease to the extent they cover the above described lands, to-wit:

     (1) Oil, Gas and Mineral Lease dated March 10, 1981, by and between Ruby S. Kirkpatrick, et al, as Lessors, and Worth E. Whitworth, as Lessee, recorded in Volume 77, Page 160 of the Oil and Gas Records of Garza County, Texas.

     (2) Ratification of Oil, Gas and Mineral Lease dated July 19, 1984, recorded in Volume 92, Page 301 of the Oil and Gas Records of Garza County, Texas.

     (3) Ratification and Amendment of Oil, Gas and Mineral Lease dated August 7, 1986, recorded in Volume 101, Page 410 of the Oil and Gas Records of Garza County, Texas.

                     WORKING INTEREST:         100.00%
                     NET REVENUE INTEREST:      75.00%

KIRKPATRICK #68-1:

LANDS:
     Being 1 acre of land, more or less, around the Kirkpatrick #68-1 Well located in the NW/4 N/W/4 of Section 68, Block 5, G. H. H. RR Co. Survey, Abstract 628, Garza County, Texas.

     The following-described Salt Water Disposal Agreement, to the extent it covers the above described lands, to-wit:

     (1) Salt Water Disposal Agreement dated December 6, 1988 by and between K.W. Kirkpatrick, et al, as Owners, and CD Resources Company, as Operator, recorded in Volume 177, Page 907, Oil and Gas Records, Garza County, Texas.

                     WORKING INTEREST:         100.00%
                     NET REVENUE INTEREST:     Not Applicable


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